UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 10, 2009

MILLER PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Tennessee	033-02249-FW	62-1028629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Baker Highway, Huntsville, TN	37756
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(423) 663-9457

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

As reported in our Current Report on Form 8-K filed on December 23, 2009, on December 10, 2009, Miller Petroleum, Inc. acquired 100% of the membership interests in Cook Inlet Energy, LLC (“CIE”), an Alaska limited liability company, from the owners of this entity. CIE, a newly formed entity, was created to acquire the assets of Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC from the Chapter 11 U.S. bankruptcy filing. In addition, on December 10, 2009 following the transaction in which we acquired CIE, CIE acquired certain Alaskan oil and gas assets from Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC through a Chapter 11 U.S. bankruptcy proceeding in Delaware.

(a)     Financial statement of businesses acquired.

Included in this Current Report on Form 8-K/A are the assets and liabilities acquired via a newly formed special purpose entity, Cook Inlet Energy, LLC.

(b)     Pro Forma financial information.

The following pro forma financial information for the acquisition of certain assets and liabilities acquired from a bankruptcy sale of such assets and liabilities and the related financing.

MILLER PETROLEUM, INC.

Unaudited Pro Forma Consolidated Financial Information

As reported in our Current Report on Form 8-K filed on December 23, 2009, on December 10, 2009, Miller Petroleum, Inc. acquired 100% of the membership interests in Cook Inlet Energy, LLC (“CIE”), an Alaska limited liability company, from the owners of this entity. CIE, a newly formed entity, was created to acquire the assets of Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC from a Chapter 11 U.S. bankruptcy filing. In addition, on December 10, 2009 following the transaction in which we acquired CIE, CIE acquired a certain portion of the Alaskan oil and gas assets from Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, LLC through a Chapter 11 U.S. bankruptcy proceeding in Delaware.

As a result that a) these assets and liabilities were acquired through bankruptcy and via the newly formed CIE, b) these oil and gas producing assets were not operational for several months prior to the acquisition, c) these assets were consolidated in, as they were part of a larger enterprise and d) accounting records were not adequately maintained by Pacific Energy Alaska Operating LLC and Pacific Energy Alaska Holdings, we were not able to carve out historical operational results on these specified assets. Therefore, the resulting assets and liabilities were deemed not to have been a separate business for purposes of preparing pro forma financials with historical results for the past year and / or related stub period. A pro forma balance sheet has been presented only to reflect the acquisition.

The following unaudited pro forma condensed consolidated financial statements are based on the October 31, 2009 historical financial statements of Miller Petroleum, Inc., and fair value of the Alaska subsidiary, CIE as of the December 10, 2009 acquisition date.

The pro forma information includes adjustments to record the assets and liabilities of CIE at their estimated fair market values on the date of acquisition. The pro forma financial information below is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies as of a common balance sheet date, and, as such, are subject to adjustment on the next 10-K SEC filing as of April 30, 2010.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of Miller Petroleum, Inc.

	10/31/2009 Miller Petroleum	12/10/2009 Cook Inlet Energy	Financing	note references	Pro Forma

CURRENT ASSETS (000’s)

Cash	$94.8	$—	$5,576.4	(10)	$2,801.9
	—	—	(2,250.0)	(8)
			(619.4)	(8)
Cash - restricted	1,982.5	—	—		1,982.5
Accounts receivable, net	129.5	—	—		129.5
Accounts receivable - related parties	28.4	—	—		28.4
Inventory	178.0	212.2	—		390.2
Prepaid Expense	51.6	—	—		51.6

Total Current Assets	2,464.8	212.2	2,707.1		5,384.1

Fixed Assets	5,907.5	110,000.0			115,907.5
Less: accumulated depreciation	(1,230.8)	—			(1,230.8)

Net Fixed Assets	4,676.7	110,000.0	—		114,676.7

OIL AND GAS PROPERTIES
(On the basis of successful efforts accounting)	4,047.7	368,035.3	—		372,083.0

Land	526.5	—	—		526.5
Deferred Interest	5.7	—	—		5.7
Prepaid / Deferred Financing Cost	452.9	—	619.4	(10)	1,072.2
Cash - restricted long-term	281.5	1,790.0	—		2,071.5
Other Assets	0.8	—	—		0.8

Total Other Assets	1,267.4	1,790.0	619.4		3,676.7

TOTAL ASSETS	$12,456.6	$480,037.5	$3,326.4		$495,820.5

	10/31/2009 Miller Petroleum	12/10/2009 Cook Inlet Energy	Financing	note references	Pro Forma

CURRENT LIABILITIES (000’s)

Accounts payable - trade	$914.3	$—	$—		$914.3
Accounts payable - related party	—	—	—		—
Accrued expenses	246.9	1,452.5	—		1,699.5
Asset retirement liability	272.0	1,790.0	—		2,062.0
Unearned revenue	137.2	—	—		137.2
Current portion of notes payable	2,173.5	—	—		2,173.5

Total Current Laibilities	3,744.0	3,242.5	—		6,986.5

LONG-TERM LIABILITIES

Deferred income taxes payable	471.2	195,509.8	—		195,981.0
Notes payable - other	74.3	—	3,718.4	(10)	3,792.8

Total Long-term Liabilities	545.5	195,509.8	3,718.4		199,773.8

Total Liabilities	4,289.5	198,752.3	3,718.4		206,760.3

STOCKHOLDERS’ EQUITY

Common stock, $0.0001 par value	1.9	—	0.1	(10)	2.0
Additional paid-in capital	9,585.2	4,321.7	(2,250.0)	(8)	13,514.8
	—	—	1,048.6	(10)
	—	—	809.3	(10)

Accumulated (deficit)	(1,420.0)	276,963.6	—	(8)	275,543.5
Total Stockholders’ Equity	8,167.1	281,285.2	(392.0)		289,060.3

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,456.6	$480,037.5	$3,326.4		$495,820.5

Gain on Acquisition -

At closing, Miller paid Pacific Energy a purchase price of $2.25 million and provided $1.79 million for bonds, contract cure payments and other federal and State of Alaska requirements to operate the facilities. The Company’s initial estimates resulted in a fair value of assets and liabilities which exceeded the purchased price by approximately $276.9 million. This amount has been recorded as a bargain purchase in “Gain on acquisitions” of the Consolidated Statements of Operations as of January 31, 2010.

The fair values of the assets acquired and liabilities assumed of Miller Petroleum, Inc.’s Alaskan subsidiary, Cook Inlet Energy, LLC, on December 10, 2010 were as follows (000’s):

Inventory	$212.2
Fixed assets	110,000.0
Oil and gas properties	368,035.3
Cash – restricted long-term	1,790.0
Asset retirement liability	(1,790.0)
Other liabilities	(1,452.5)
Deferred taxes payable	(195,509.8)
Net assets	281,285.2

Purchase price	2,250.0
Fair value of equities issued	2,071.6

Gain on bargain purchase	$276,963.6

Pro forma Adjustments -

(1)	Based on Miller Petroleum, Inc.’s Condensed Consolidated Balance Sheet as of October 31, 2009.

(2)	Alaska inventory acquired based on 75% of 4,232 Bbl of Oil.

(3)

Management’s assessment of fair value of fixed assets acquired supported by an independent appraisal as of December 21, 2009. A brief listing of such assets acquired are as follows: an off-shore oil platform, several buildingswith related equipment for an on-shore processing facility and 15 miles of certain oil, water and gas pipe lines.

(4)	Management’s assessment of fair value of proven, probable and possible reserves of gas and oil, supported by an independent appraisal on December 31, 2009.

(5)	Includes certain escrowed cure amounts as required at closing.

(6)	Includes certain bonding requirements for the Alaskan oil and gas wells.

(7)

Includes $195.9 million on deferred federal and state income tax liability based on 41% of the taxable gain on the excess fair value of the assets less liabilities less cost to acquire such assets recorded.

(8)

Includes gain of $276.9 million - the difference between the fair market value of assets acquired less the fair market value of liabilities assumed and less the costs incurred to acquire such assets, net of federal and state income tax at 41%.

(9)	Miller Petroleum, Inc. issued 3,500,000 warrants, with exercise prices ranging from $.01 to $2.00, to the principals of CIE. These warrants have a fair value of $2 million.

(10)

In December 2009, the Company raised $2,855,000 as 6% convertible secured promissory notes. These convertible secured notes bear interest at 6% per annum and mature in December 2016. The convertible secured notes, including any accrued and unpaid interest are convertible into common stock at $0.55 per share, at the option of the holder. The conversion price was below market at the time of this debt raise, as a result the fair value of beneficial conversion feature was computed to be $809,263. This beneficial conversion feature was recorded as a debt discount and is being amortized over the term of the debt.

On November 1, 2009 we borrowed $2,365,174 from Miller Energy Income 2009-A,LP (“MEI”), a limited partnership of which our wholly-owned subsidiary, Miller Energy GP, LLC, is the general partner. Under the four year Secured Promissory Note we issued MEI to evidence this loan, interest is payable at the rate of 12% per annum, with interest only payments due monthly. On December 15, 2009 we borrowed an additional $365,270 from MEI and issued it a second four year Secured Promissory Note which also pays interest at the rate of 12% per annum with interest only payments due monthly. In connection with these loans, we granted MEI a first priority security interest in oil and gas drilling equipment owned by us. Pursuant to the terms of an Escrow Agreement, a third-party escrow agent has been retained to hold the certificates of title for the collateral to which title is evidenced by a certificate. The remaining equipment is subject to a financing statement that has been filed with the Tennessee Secretary of State. In addition 1,329,250 shares and 1,328,250 warrants of Miller Petroleum, Inc. with a five year term and an exercise price of $1.00 issued to new investors as an incentive to invest in the Miller Energy Income 2009-A, LP partnership and capitalized at $1,048,765 as a debt discount. There was also $619,358 of capitalized deferred financing costs associated with these loans as well. The proceeds from these loans were for general corporate purposes including reducing outstanding debt and to partially fund the Alaska transaction.

(11)

This pro forma contains statements about oil and gas production and operating activities that may constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, government regulation and foreign political risks, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities. Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward- looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change unless otherwise required under securities law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER PETROLEUM, INC.

Date: March 29, 2010	By:	/s/ Paul W. Boyd Paul W. Boyd, Chief Financial Officer